AMENDMENT TO BUILDER DEPOSIT AGREEMENT

COME NOW, this 30th day of June, 2016, Shepherd’s Finance, LLC, a Delaware limited liability company registered to do business in the state of Florida (“Lender”), Eclipse Partners II, LLC, a Florida limited liability company (“Eclipse”) and Lex Partners II, LLC, a Florida limited liability company (“Lex”) (Eclipse and Lex are hereafter collectively referred to as the “Borrower”), who hereby state and agree as follows:

WHEREAS, lender previously provided a first mortgage construction loan financing to the borrower of that certain real property located at 171 Whittier Dr., Sarasota, FL 34236, legally described per the attached Exhibit “A”, as more fully described in the promissory note, construction loan agreement, mortgage, and other loan documents related to this loan (The “Whittier Loan”);

WHEREAS, lender previously provided a first mortgage construction loan financing to the borrower of that certain real property located at 1333 Vista Drive, Sarasota FL 34239, legally described per the attached Exhibit “B”, as more fully described in the promissory note, construction loan agreement, mortgage, and other loan documents related to this Loan (the “Vista Loan”);

WHEREAS, Lender and Borrower previously entered into that certain Builder Deposit Agreement dated February 19, 2016 (the “Deposit Agreement”), whereby Borrower deposited the sum of Three Hundred thousand Dollars ($300,000.00)(hereafter this sum is referred to as the “Builder Deposit”) with Lender as additional security for payment of the Whittier Loan and the Vista Loan (these two loans are hereafter collectively referred to as the “Loans”);

WHEREAS, Eclipse has simultaneously herewith executed and delivered to Lender a Deed in Lieu of Foreclosure with respect to that real property located at 171 Whittier Drive, Sarasota FL 34236,

WHEREAS, Lex has executed and delivered to 1333 Vista Drive, LLC, a deed to that certain real property located at 1333 Vista Drive, Sarasota FL 34239;

WHEREAS, the parties hereto desire to amend the Deposit Agreement to provide that the Builder Deposit shall be used solely for the Vista Loan, and for no other loan to Borrower;

NOW, THEREFORE, the parties do hereby stipulate and agree as follows:

1.	The above recitals to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

2.	The Builder Deposit shall hereafter be used solely for the Vista Loan. As references to “loans” in paragraphs 4 and 5 of the Deposit Agreement shall be deemed hereafter to refer only to the Vista Loan.

3.	Lex agrees that the principal balance now due and owing on the Vista Loan is $2,737,358.97, and that the amount of interest due on said loan as of June 10, 2016, is $130,985.43, with a per diem amount thereafter equal to $1,185.44. Lex agrees there these sums are due and owing without setoff or deduction of any kind. Lex further acknowledges that there are no defenses to the payment of these sums outstanding on the Vista Loan, and hereby waives any defenses or counterclaims it may have against Lender arising under the Vista Loan documents or any other document executed in conjunction therewith.

Entered into the above stated date by and between:

ECLIPSE PARTNERS II, LLC

By:	/s/ Steven Hanson
Print Name:	Steven Hanson
Manager

LEX PARTNERS II, LLC

By:	/s/ Steven Hanson
Print Name:	Steven Hanson
Manager

SHEPHERDS’S FINANCE, LLC

By:	/s/ Daniel M. Wallach
Print Name:	Daniel M. Wallach
Manager

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